**BARBARA K. CEGAVSKE**
*Secretary of State*

**KIMBERLEY PERONDI**
*Deputy Secretary for Commercial Recordings*

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

## Business Entity - Filing Acknowledgement

12/28/2020

**Work Order Item Number:** W2020122801115-1021130

**Filing Number:** 20201123928

**Filing Type:** Amended Certification of Stock Designation After Issuance of Class/Series

**Filing Date/Time:** 12/28/2020 11:21:00 AM

**Filing Page(s):** 16

**Indexed Entity Information:**

**Entity ID:** E0480682008-2

**Entity Name:** TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent

NATIONAL REGISTERED AGENTS, INC.

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the Office of | Business Number E0480682008-2 |
|---|---|
| Barbara K. Cegavske | Filing Number 20201123928 |
| Secretary of State State Of Nevada | Filed On 12/28/2020 11:21:00 AM |
| | Number of Pages 16 |

# Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation

☐ Certificate of Amendment to Designation - Before Issuance of Class or Series

☒ Certificate of Amendment to Designation - After Issuance of Class or Series

☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity information:** | Name of entity: Transportation and Logistics Systems, Inc.<br>Entity or Nevada Business Identification Number (NVID): NV20081132179 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: 12/28/2020 Time: 12:00 noon<br>(must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing:<br>Series E Convertible Preferred Stock |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☒ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*<br>The Certificate ofDesignation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation for the Company's series of shares of preferred stock designated as Series E Convertible Preferred Stock, 47,977 of which shares have been issued previously |
| **7. Withdrawal:** | Designation being Withdrawn: Date of Designation:<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * |
| **8. Signature:** (Required) | X John Mercadante<br>Signature of Officer<br>Date: 12/28/2020 |

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

**AMENDED AND RESTATED**
**CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES E CONVERTIBLE PREFERRED STOCK OF TRANSPORTATION AND LOGISTICS SYSTEMS, INC.**

I, John Mercadante, hereby certify that I am the Chief Executive Officer of Transportation and Logistics Systems, Inc. (the "**Corporation**"), a corporation organized and existing under the Nevada Revised Statutes and further do hereby certify:

That pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the "**Board**") by the Corporation's Articles of Incorporation (the "**Articles of Incorporation**"), the Board on December 23, 2020 adopted the following resolutions amending and restating the Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation for the Company's series of shares of preferred stock designated as Series E Convertible Preferred Stock, 47,977 of which shares have been issued previously:

RESOLVED, that the Board hereby designates the Series E Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

**Series E Convertible Preferred Stock**

The Corporation designated a series of preferred stock, consisting of 562,250 shares as Series E Convertible Preferred Stock (the "**Series E**"). The Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation for the Series E Convertible Preferred Stock is hereby amended and restated to provide for a stated value of $13.34 per share (the "**Stated Value**") and to provide the following designations, rights and preferences:

The fact that each original Holder, as defined, purchased the Series E at a price less than the Stated Value shall not be deemed or construed to limit the rights of Holders provided in this Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Series E Convertible Preferred Stock of the Corporation (the "A&R **Certificate of Designation**")

1. Redemption.

(a) Unless prohibited by Nevada law governing distributions to stockholders, for a period of one-year beginning with the Original Issuance Date, as defined, the Corporation shall have the right but not the obligation to redeem all outstanding Series E (and not any part of the Series E) at a price equal to 115% of (i) the Stated Value per share plus (ii) all unpaid dividends thereon (the "**Redemption Price**").

(b) The Corporation shall give at least 10 days prior written notice to all holders of the Series E of the date upon which it shall redeem the Series E (the "**Redemption Date**").

(c) If the Corporation fails to redeem all outstanding Series E on the Redemption Date by delivering good funds in United States dollars to each holder of Series E (each, a "**Holder**"), it shall be deemed to have waived its redemption right.

2. Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of the stockholders of the Corporation (or by written consent of stockholders

in lieu of meeting), each Holder shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series E held by such the Holder are convertible as of the record date for determining stockholders entitled to vote on (or consent to) such matter. Except as provided by law, the Articles of Incorporation or this A&R Certificate of Designation, the Holders of Series E shall vote together with the holders of the Corporation's common stock, par value $0.001 per share (the "**Common Stock**") as a single class and on an as-converted to Common Stock basis. The voting rights of each Holder shall be subject to the Beneficial Ownership Limitation contained in Section 8.

3. Liquidation. Upon the liquidation, dissolution or winding up of the business of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive out of assets of the Corporation legally available therefor on a *pari passu* basis with the Series D Convertible Preferred Stock: (i) an amount per share equal to the sum of (x) the Stated Value and (y) unpaid dividends, and (ii) the same amount that a holder of the Corporation's Common Stock would receive on an as-converted basis (without regard to the Beneficial Ownership Limitation or any other conversion limitations hereunder). Any distribution in connection with the liquidation, dissolution or winding up of the Corporation, or any bankruptcy or insolvency proceeding, shall be made in cash to the extent possible.

4. Participation Rights.

(a) For 24 months from the date that shares of the Series E were first issued to a Holder (the "**Initial Issuance Date**"), upon any issuance by the Corporation or any of its subsidiaries of Common Stock or securities which would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock ("**Common Stock Equivalents**"), for cash consideration, indebtedness or a combination of the foregoing (a "**Subsequent Financing**"), the Holders on a pro rata basis based on the number of shares of Series E held by them shall have the right to participate in up to an amount of the Subsequent Financing equal to 40% of the Subsequent Financing (the "**Participation Maximum**") on the same terms, conditions and price provided for in the Subsequent Financing. At least 10 Trading Days (as defined in Section 8) prior to the closing of the Subsequent Financing, the Corporation shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing ("**Pre-Notice**"), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a "**Subsequent Financing Notice**"). Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Corporation shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the nature of the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. At least two Trading Days prior to sending the Pre-Notices, the Corporation shall provide the Holders with the consent attached as Exhibit A (the "**Consent**"). No Pre-Notices or Subsequent Financing Notices will be sent to any Holders who do not return to the Corporation executed Consents prior to the distribution of the Pre-Notices.

(b) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Corporation by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder's participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Corporation receives no such notice from a Holder as of such fifth Trading Day, such Holder shall be deemed to have notified the Corporation that it does not elect to participate. For the purposes of this Section 4, a Holder shall be deemed to have received

a Consent, Pre-Notice or Subsequent Financing Notice, as applicable, upon the earlier of actual receipt or (a) personal delivery to the Holder to be notified, (b) when sent, if sent by electronic mail during normal business hours of the Holder, and if not sent during normal business hours, then on the Holder's next business day, or (c) one Trading Day after the Trading Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.

(c) If by 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice, notifications by the Holders of their willingness to participate in the Subsequent Financing is, in the aggregate, less than the total amount of the Participation Maximum, then the Corporation may effect the remaining portion of such Subsequent Financing on the terms and with the persons set forth in the Subsequent Financing Notice.

(d) If by 5:30 p.m. (New York City time) on the fifth Trading Day after all of the Holders that returned to the Corporation executed Consents have received the Pre-Notice, the Corporation receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. "**Pro Rata Portion**" means the ratio of (x) the number of shares of Series E held by such Holder participating under this Section 4(d) and (y) the sum of the aggregate shares of Series E held by all the Holders participating under this Section 4(d).

(e) The Corporation must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 4, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Corporation and each Holder agree that if any Holder elects to participate in a Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Series E or shares of Common Stock issuable upon conversion of the Series E, or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this A&R Certificate of Designation, without the prior written consent of such Holder.

(g) Notwithstanding anything to the contrary in this Section 4 and unless otherwise agreed to by such Holder, the Corporation shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the end of the 30th Trading Day following delivery of the Subsequent Financing Notice. If by such 30th Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Corporation or any of its subsidiaries relating to the Subsequent Financing.

(h) Notwithstanding the foregoing, this Section 4 shall not apply in respect of (i) shares of Series E issued to raise working capital in an aggregate amount not exceeding $2,000,000 (taking into account all prior issuances of Series E pursuant to this carve-out), or (ii) an Exempt Issuance. "**Exempt Issuance**" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Corporation, in an aggregate amount not to exceed 10% of shares of Common Stock outstanding pursuant to any stock or option plan duly adopted for such purpose by the Board, (b) securities issuable

upon the exercise or exchange of or conversion of the Series E and/or other securities issuable pursuant to existing agreements, exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Initial Issuance Date, provided that such securities have not been amended since the Initial Issuance Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than (1) in connection with stock dividends, stock splits or combinations or (2) automatic adjustments to such terms pursuant to anti-dilution, default or similar provisions of such securities, including for the avoidance of doubt the adjustments resulting from a Triggering Event (as defined below)) or to extend the term of such securities, (c) any securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors of the Corporation, provided that any such issuance shall only be to an entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) securities issued for bona fide services provided to the Corporation not for the purpose of raising capital or to an entity whose primary business is investing in securities.

5. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this A&R Certificate of Designation shall be cumulative and in addition to all other remedies available under this A&R Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this A&R Certificate of Designation.

6. Conversion.

(a) Each share of Series E shall be convertible into that number of shares of Common Stock calculated by dividing the Stated Value of each share of Series E being converted by the Conversion Price. The initial Conversion Price shall be $0.01 which shall be subject to adjustment as provided in Sections (6)(b), 9 and 10 below. In addition the Corporation shall issue the Holder converting all or any portion of Series E an additional sum (the "**Make Good Amount**") equal to $210 for each $1,000 of Stated Value of the Series E converted pro rated for amounts more or less than $1,000, increasing to $310 for each $1,000 of Stated Value during the Triggering Event Period (the "**Extra Amount**"). Subject to the Beneficial Ownership Limitation, the Make Good Amount shall be paid in Shares of Common Stock, as follows: The number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of **80%** times the average VWAP for the five Trading Days prior to the date a Holder delivered a notice of conversion to the Corporation (the "**Conversion Date**"). During the Triggering Event Period, the number of shares of Common Stock issuable as the Make Good Amount shall be calculated by dividing the Extra Amount by the product of **70%** times the average VWAP for the five Trading Days prior to the Conversion Date.

(b) Triggering Event Conversion. Subject to the Beneficial Ownership Limitation, at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the date of the cure of such Triggering Event (the "Triggering Event Period"), a Holder may, at such Holder's option, by delivery of a conversion notice to the Corporation to convert all, or any number of Series E (such conversion amount of the Series E to be converted pursuant to this Section 6(b) (the "**Triggering Event Conversion Amount**"), into shares of Common Stock at the Triggering Event Conversion Price. The "**Triggering Event Conversion Amount**" means 125% of the Stated Value and the "**Triggering Event Conversion Price**" means $0.006.

7. Triggering Events. Each of the following events shall constitute a "**Triggering Event**":

(a) the Corporation does not meet the current public information requirements under Rule 144 of the Securities Act of 1933 in respect of the shares of Common Stock issuable upon conversion of the Series E;

(b) the Corporation ceases to be subject to the periodic reporting provisions of the Securities Exchange Act of 1934.

(c) the suspension from trading or failure of the Common Stock to be trading or listed (as applicable) on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, the OTCQB, the OTCQX, or the Pink Open Market (f/k/a OTC Pink) (or any successors to any of the foregoing) for a period of 10 consecutive Trading Days;

(d) the Corporation's written notice to any holder of Series E, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Series E into shares of Common Stock that is requested in accordance with the provisions of this A&R Certificate of Designation, other than pursuant to the Beneficial Ownership Limitation;

(e) the Company fails to meet its share reservation obligations under that certain Securities Purchase Agreement between the Company and each Holder for which the Series E was issued;

(f) if, at any time, the Corporation fails to reserve and keep available for each Holder 300% of the number of shares of Common Stock issuable to each Holder upon conversion, in full, of all of the Series E then held by such Holder (without regard to any limitation on conversion set forth in this A&R Certificate of Designation), provided that, if such reservations (A) are additional reservations required as a result of a conversion price adjustment pursuant to Sections 6(b), 9 or 10 or the effect of the Triggering Event Conversion Amount and (B) such additional reservations, when aggregated with all other required reservations of Common Stock that are unmet at such time, would exceed the Corporation's then-authorized Common Stock available for reservation, then such failure shall be a Triggering Event only if (i) the Corporation has not filed a preliminary information statement with the United States Securities and Exchange Commission (the "**SEC**") to effect an increase in the Corporation's authorized Common Stock within 30 days after written notice from such Holder, (ii) the Corporation does not file with the SEC and mail to its stockholders a definitive information statement promptly (taking into account all SEC comments, comment periods, broker search requirements, record date requirements and transfer agent logistics), or (iii) cause the Corporation's authorized Common Stock to be increased within 25 days (subject to adjustment in the event of a change in the waiting period requirements imposed by applicable law) after the definitive information statement is first mailed to stockholders;

(g) the Corporation's failure to declare or to pay to any Holder any dividend on any Dividend Payment Date (as defined in Section 17) whether or not such dividend is declared by the Board of Directors or any other amount when and as due under this A&R Certificate of Designation, or any other Transaction Document, except, in the case of a failure to pay dividends when and as due, in each such case only if such failure remains uncured for a period of at least 10 consecutive Trading Days;

(h) the Corporation either (A) fails to cure a conversion failure by delivery of the required number of shares of Common Stock within two ) Trading Days after the applicable conversion date on two or more occasions or (B) fails to remove any restrictive legend on any certificate or any shares of Common

Stock issued to such Holder upon conversion of any Series E or as and when required by this A&R Certificate of Designation unless otherwise then prohibited by applicable federal securities laws, and any such failure to remove the legend remains uncured for at least five consecutive Trading Days;

(i) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Corporation or any subsidiary which shall not be dismissed within 60 days of their initiation;

(j) the commencement by the Corporation or any subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Corporation or any subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, the taking of corporate action by the Corporation or any subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(k) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Corporation or any subsidiary of an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Corporation or any subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Corporation or any subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or any subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs;

(l) a final judgment or judgments for the payment of money in excess of $50,000 are rendered against the Corporation and/or any of its subsidiaries and which judgments are not, within 10 days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;

(m) other than as specifically set forth in another clause of Section 7, the Corporation breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days;

(n) failing to comply in any material respect with the reporting requirements of the Securities Exchange Act of 1934 (including, but not limited to, becoming delinquent in its filings);

(o) providing material non-public information to a Holder of Series E without its prior written consent;

(p) failure to redeem the Series E in accordance with this A&R Certificate of Designation;

(q) any change in the Corporation's transfer agent; or

(r) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Corporation as to whether any Triggering Event has occurred.

Notwithstanding anything to the contrary herein, Sections 7(i), 7(j), 7(k) and 7(l) shall not apply (A) with respect to the Corporation's subsidiaries, or (B) the Corporation's ownership interest in such subsidiaries, provided that, at the time of such action, event or occurrence, the Corporation has one or more other subsidiaries with material business operations that are not then effected by an action, event or occurrence described in Sections 7(i), 7(j), 7(k) and 7(l).

8. Conversion Limitations. The Corporation shall not affect any conversion of the Series E, and a Holder shall not have the right to convert such Series E, to the extent that after giving effect to the proposed conversion, the Holder (together with the Holder's affiliates and any persons acting as a group together with the Holder or any of the Holder's affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series E with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Series E owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 8 applies, the determination of whether any Series E is convertible shall be in the sole discretion of the Holder, and the submission of a notice of conversion shall be deemed to be the Holder's determination of whether the Series E may be converted, in each case subject to the Beneficial Ownership Limitation. For purposes of this Section 8, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation's most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation, or (iii) a more recent written notice by the Corporation or the Corporation's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. The "**Beneficial Ownership Limitation**" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Series E held by the Holder. The Holder, upon not less than 61 days' prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 8, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series E held by the Holder and the Beneficial Ownership Limitation provisions of this Section 8 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Corporation. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the

terms of this Section 8 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 8 shall apply to a successor Holder of the Series E. For the purposes of this A&R Certificate of Designation, the term "**Trading Day**" shall mean any day on which the Common Stock is eligible to be traded on the securities exchange or market on which the Common Stock is then traded, provided that "**Trading Day**" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York, NY time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

8. Stock Dividends and Stock Splits. If the Corporation, at any time while any Series E shares are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be adjusted proportionately. Any adjustment made pursuant to this Section 9 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

9. Adjustments to Conversion Price for Diluting Issues.

(a) For purposes of this Section 10, the following definitions shall apply:

(i) "**Additional Shares of Common Stock**" shall mean all shares of Common Stock issued (or, pursuant to Section 10(c) below, deemed to be issued) by the Corporation after the Initial Issuance Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities:

1. shares of Common Stock, Options or Convertible Securities issued in an Exempt Issuance;
2. as to any series of preferred stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of preferred stock; and
3. shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 9.

(ii) "**Convertible Securities**" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iii) "**Option**" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(iv) "**Person**" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(v) "**Trading Market**" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, Pink Open Market (f/k/a OTC Pink), OTCQB or OTCQX (or any successors to any of the foregoing).

(vi) "**VWAP**" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected jointly in good faith by the Corporation and the Holders of a majority the Series E then outstanding, the fees and expenses of which shall be paid by the Corporation.

(b) If and whenever on or after the Initial Issuance Date but not after two years from the Original Issuance Date, the Corporation issues or sells, or in accordance with this Section 10 is deemed to have issued or sold, Additional Shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation, issued or sold or deemed to have been issued or sold) other than an Exempt Issuance, for a consideration per share (the "**Base Share Price**") less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the "**Applicable Price**") (the foregoing a "**Dilutive Issuance**"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the Base Share Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the Base Share Price under this Section 10 (b)), the following shall be applicable:

(i) If the Corporation in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Option for such price per share. For purposes of this Section 10(b), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to any one share of

Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms of or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) If the Corporation in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 10(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Corporation with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Series E has been or is to be made pursuant to other provisions of this Section 10(a), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(iii) If (A) the purchase or exercise price provided for in any Options, (B) the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than (x) proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 9 and (y) automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Securities), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 10(b)(iii), if

the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

(iv) If any Option is issued in connection with the issuance or sale of any other securities of the Corporation together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.006. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Corporation therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Corporation will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Corporation for such securities will be the arithmetic average of the VWAPs of such security for each of the five Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Corporation and the Holders of the majority of the outstanding Series E, which determination shall be binding on all Holders of Series E. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "**Valuation Event**"), the fair value of such consideration will be determined within five Trading Days after the 10th day following such Valuation Event by an independent, reputable appraiser jointly selected by the Corporation and the Holders of the majority of the outstanding Series E. The determination of such appraiser shall be final and binding upon all parties absent manifest error. If such appraiser's valuation differs by less than 5% from the Corporation's proposed valuation, the fees and expenses of such appraiser shall be borne by the Holder, and if such appraiser's valuation differs by more than 5% from the Corporation's proposed valuation, the fees and expenses of such appraiser shall be borne by the Corporation.

(v) No adjustment pursuant to this Section 10(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(c) No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Holders of a majority of the then-outstanding Series E agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

10. Redeemed or Otherwise Acquired Series E. Any shares of Series E that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the Holders of Series E following redemption, conversion or acquisition.

11. Noncircumvention. The Corporation hereby covenants and agrees that the Corporation will not, by amendment of its Articles of Incorporation including by the filing of any Certificate of Designation (however such document is named), bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this A&R Certificate of Designation, and will at all times in good faith carry out all the provisions of this A&R Certificate of Designation and take all action as may be required to protect the rights of the Holders.

12. Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, without first obtaining the written consent of at least a majority of the outstanding Series E, the Corporation shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any Certificate of Designation (however such document is named) or articles of amendment to create any class or any series of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series E, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or bylaws or by merger, consolidation or otherwise or filing any Certificate of Designation, it being understood that the creation of a new security having rights, preferences or privileges senior to or on parity with the Series E in a future financing will not constitute an amendment, addition, alteration, filing, waiver or repeal for these purposes; (b) increase or decrease (other than by conversion) the authorized number of Series E; or (c) issue any Series D Preferred Stock, (d) issue any Series E in excess of [562,250] Series E Shares, (e) without limiting any provision hereunder, whether or not prohibited by the terms of the Series E, circumvent a right of the Series E.

13. Amendment. Except for the conversion limitations set forth in Section 8 of this A&R Certificate of Designation, as otherwise set forth in Section 13 of this A&R Certificate of Designation and as otherwise required by law, this A&R Certificate of Designation may be amended by the written consent or affirmative vote of at least a majority of the outstanding Series E.

14. Waiver. Except for the conversion limitations set forth in Section 8 of this A&R Certificate of Designation and as otherwise set forth in Section 13 of this A&R Certificate of Designation, any of the rights, powers, preferences, privileges, restrictions, qualifications, limitations and other terms of the Series E set forth herein may be waived on behalf of all Holders of Series E by the written consent or affirmative vote of at least a majority of the outstanding Series E.

15. Specific Shall Not Limit General. No specific provision contained in this A&R Certificate of Designation shall limit or modify any more general provision contained herein.

16. Dividends.

(a) The rights of the Holders to receipt of dividends shall not be affected by the failure to declare such dividends and accrued dividends shall be included in connection with conversions into Common Stock and payment of any liquidation preference or redemption amount.

(b) From and after the Original Issuance Date, cumulative dividends on each share of Series E shall accrue, whether or not declared by the Board of Directors and whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the rate of 6% per annum based on a 360 day year on the Stated Value plus all unpaid accrued and accumulated dividends thereon. All accrued dividends shall be paid in cash only when, as and if declared by the Board of Directors out of funds legally available therefor or upon a liquidation or redemption of the Series E in accordance with the provisions of this A&R Certificate of Designation; provided, that to the extent not paid on the last day of March, June,

September and December of each calendar year (each such date, a "**Dividend Payment Date**"), all accrued dividends on any share shall accumulate and compound on the applicable Dividend Payment Date whether or not declared by the Board of Directors and shall remain accumulated, compounding dividends until paid or converted. All accrued and accumulated dividends on the Series E shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any Junior Securities. "Junior Securities" means the Corporation's Common Stock, the Corporation's Series B Preferred Stock and Series D Preferred Stock and all other classes and series of equity securities of the Corporation which by their terms do not rank pari passu or senior to the Series E.

IN WITNESS WHEREOF, the Corporation has caused this A&R Certificate of Designation to be duly executed by its Chief Executive Officer as of this 23rd day December, 2020.

TRANSPORTATION AND LOGISTICS SYSTEMS, INC.

By: ______________________

Name: John Mercadante

Title: Chairman and CEO

**Exhibit A**
**Form of Information Consent**

Transportation and Logistics Systems, Inc. (the "Company") has information or notice of a proposed event (collectively, the "Information") that it is either required to provide you pursuant to that certain Securities Purchase Agreement dated ______ ___, 2020 ("Agreement") between you and the Company or believes that you would be interested in obtaining.

You acknowledge that receipt of the Information may restrict you from trading in the Company's securities until the Information is made public in accordance with the Agreement.

Please respond in writing if you do or do not want to be provided with the Information. If the Company does not receive your response within three business days, we will have the right to assume that you have chosen not to receive the Information and, if applicable, waived your right to any subsequent offering rights and any other rights provided for under the Agreements that require notice, for which this Information (including notice) is being given.

Please sign below and check the appropriate box below.

Sincerely,

**TRANSPORTATION AND LOGISTICS, INC.**

By:________________________________
Name: ____________
Title: Chief Executive Officer

___ Yes. Please provide we with the Information

___ No. Do not provide me with the Information

______________________________
______________________________